Exhibit 10.27

           CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT
                 HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
                 SECURITIES AND EXCHANGE COMMISSION (THE "SEC")
  PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED
                                    PORTIONS.
                    OMITTED PORTIONS ARE INDICATED BY [***].

                          BIOPHARMACEUTICAL DEVELOPMENT

                      AND MANUFACTURING SERVICES AGREEMENT

                                     Between

                                PHARMATHENE, INC.

                                       And

                              LAUREATE PHARMA, INC.

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                                TABLE OF CONTENTS

                                                                     Page Number
                                                                     -----------

Section 1.  Definitions........................................................1
Section 2.  Scope of Work; Orders for Products.................................5
Section 3.  Program Performance................................................7
Section 4.  Program Materials..................................................8
Section 5.  Use of Subcontractors..............................................9
Section 6.  Compliance with Government Regulations............................10
Section 7.  Facility Visits, Audits and FDA Inspections.......................10
Section 8.  Compensation......................................................11
Section 9.  Change Orders.....................................................12
Section 10. Confidential Information/Legal Proceedings........................13
Section 11. Work Product......................................................14
Section 12. Inventions and Patents............................................14
Section 13. Independent Contractor............................................16
Section 14. Insurance.........................................................16
Section 15. Shipping; Risk of Loss; Inspection................................17
Section 16. Default...........................................................17
Section 17. Dispute Resolution................................................18
Section 18. Indemnification; Limitation of Liability..........................19
Section 19. Representations, Warranties and Covenants.........................21
Section 20. Force Majeure.....................................................23
Section 21. Use of Names......................................................23
Section 22. Term; Termination.................................................24
Section 23. Assignment; Third Party Beneficiary...............................25
Section 24. Notice............................................................25
Section 25. Choice of Law.....................................................26
Section 26. Headings..........................................................26
Section 27. Waiver/Severability...............................................26
Section 28. Entire Agreement; Modification/Counterparts.......................26

Annex A         Letter of Intent
Appendix 1      Cell Lines and Their Products
Appendix 2      Approved Subcontractors and Services
Appendix 3      Access and Audits
Appendix 4      Scope Documents
Appendix 5      Shipping
Appendix 6      Termination Fees
Appendix 7      FAR Clauses
Schedule 4(b)   Medarex Authorizations
Schedule 5(c)   Medarex Consent for Pre-approved Subcontractors


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                        BIOPHARMACEUTICAL DEVELOPMENT AND
                        MANUFACTURING SERVICES AGREEMENT

      This BIOPHARMACEUTICAL DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT, effective as of this 15th day of June 2007 (the "Effective Date"), between PharmAthene, Inc., a Delaware corporation ("Customer"), having its principal place of business at 175 Admiral Cochrane Drive, Suite 101, Annapolis, MD 21401 and LAUREATE PHARMA, INC., a Delaware corporation ("Laureate"), having a principal place of business at 201 College Road East, Princeton, NJ 08540, (each a "Party", collectively the "Parties").

                              W I T N E S S E T H:

      WHEREAS, Laureate provides a full range of bioprocessing services to the biopharmaceutical industry, including cell line development, process development, protein production, cell culture, protein purification, bioanalytical chemistry, aseptic filling and QC testing.

      WHEREAS, on July 31, 2006, Laureate entered into a letter of intent and purchase order with Customer (the "LOI") and a Material and Technology Transfer Agreement (the "Medarex MTA") with Medarex, Inc. ("Medarex"), Customer's strategic partner with respect to the Drug Product, pursuant to which Laureate commenced the performance of certain bioprocessing services for Customer.

      WHEREAS, on April 12, 2007, Laureate and Medarex entered into an amended and restated Medarex MTA (the "Amended and Restated Medarex MTA").

      WHEREAS, for reference purposes only, a copy of the LOI is attached hereto as Annex A of this Agreement.

      WHEREAS, Customer now desires Laureate to continue to perform those bioprocessing services and to perform additional bioprocessing services in accordance with the terms of this Agreement and any executed Scope (as hereinafter defined) related to the cGMP production and purification of a monoclonal antibody, produced by an engineered cell line, and Laureate desires to perform such services on behalf of Customer.

      NOW, THEREFORE, in consideration of the above statements and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

Section 1. Definitions.

      Terms defined elsewhere in this Agreement shall have the meanings set forth therein for all purposes of this Agreement unless otherwise specified to the contrary. The following terms shall have the meanings set forth below in this Section 1:

      (a) "Affiliate(s)" for purposes of this Agreement shall mean any person, firm, trust, partnership, corporation, company or other entity or combination thereof which directly or indirectly: (i) controls a Party; (ii) is controlled by a Party; or (iii) is under common control with a Party. As used in this definition, the terms "control" and "controlled" shall mean ownership of fifty

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percent (50%) or more (including ownership by trusts with substantially the same beneficial interests) of the voting and equity rights of such person, firm, trust, partnership, corporation, company or other entity or combination thereof or the power to direct the management of such person, firm, trust, corporation or other entity or combination thereof.

      (b) "Agreement" means this document as signed by the Parties including the Scope and any referenced attachments and any amendments and additions to this document.

      (c) "Assumptions" shall have the meaning as set forth in Section 9.

      (d) "Batch" means a number of vials each filled at the same time with the same Lot or a group of Lots of Drug Product.

      (e) "Batch Record" means a complete manufacturing record for a Batch generated by Laureate and approved by Customer made concurrently with the performance of each step of the production, purification and aseptic filling process for the Drug Substance, Drug Substance testing and lot release data, such that successive steps in such processes may be traced.

      (f) "Cell Line" means the Chinese Hamster Ovary ("CHO") cell line that has been designed and engineered to produce the corresponding monoclonal antibody product as shown in Appendix 1, supplied by Medarex to Laureate pursuant to the Medarex MTA, particulars of which are set out in the Scope.

      (g) "Certificate of Analysis" means a document signed by an authorized representative of Laureate, describing Specifications for, and testing methods applied to, any Drug Product, Drug Substance, samples or other Materials, and the results thereof.

      (h) "Claim" shall have the meaning set forth in Section 18.

      (i) "Compound" means the monoclonal antibody product candidate known as MDX-1303 or Valortim(TM).

      (j) "Compound Materials" shall have the meaning given such term in the Amended and Restated Medarex MTA.

      (k) "Contaminants" shall have the meaning set forth in Section 18(c).

      (l) "Customer Confidential Information" means any information, business, technical or financial data related to the Program that is provided to Laureate by Customer.

      (m) "Customer Know How" means all scientific, technical and other information relating to the Drug Product or the Process provided by Customer or Medarex other than Laureate Confidential Information.

      (n) "Debarred Entity" means an entity that has been debarred by the FDA pursuant to 21 U.S.C. ss. 335(a) or (b).

      (o) "Debarred Individual" means an individual that has been debarred by the FDA pursuant to 21 U.S.C. ss. 335(a) or (b).


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      (p) "Drug Product" means the final dosage form pharmaceutical medicine containing Drug Substance that Customer or its Affiliates will use for clinical trials or for commercial supply, as applicable.

      (q) "Drug Substance" is the bulk purified Compound produced using the Cell Line and the Process.

      (r) "Facility" means Laureate's manufacturing facility located at 201 College Road East, Princeton, NJ 08540.

      (s) "FDA" means the United States Food and Drug Administration, or any successor entity thereto having substantially the same functions.

      (t) "Filling Components" means vials, stoppers and crimps used for an aseptic fill of the Drug Product.

      (u) "Filled Product" means vials filled with Drug Product from an identified Lot or Lots which are in a form ready for release and shipment from the Facility.

      (v) "Good Manufacturing Practices" or "GMP" or "cGMP" means current good manufacturing practices, as specified in regulations promulgated from time to time by the FDA for the manufacture and testing of pharmaceutical products. Laureate's operational quality standards are defined in internal cGMP policy documents and are based on Laureate's current interpretation of cGMP, which interpretation Laureate has reason to believe is in compliance with cGMP.

      (w) "Laureate Confidential Information" means any information, business, technical or financial data, including, but not limited to, Laureate's production, purification and aseptic filling process and techniques and Laureate Know How, supplied by Laureate to Customer (excluding any such information or data provided by Medarex to Laureate in writing pursuant to the Amended and Restated Medarex MTA).

      (x) "Laureate Group" shall have the meaning set forth in Section 18(b).

      (y) "Laureate IP" shall have the meaning set forth in Section 12(b).

      (z) "Laureate Know-How" shall have the meaning set forth in Section 12(b).

      (aa) "Laureate SOP" means the written standard operating procedures and methods of Laureate, as the same may be amended, in Laureate's sole discretion, from time to time, but in any event, such SOPs will comply with all applicable laws in the United States.

      (bb) "Loss" shall have the meaning set forth in Section 18.

      (cc) "Lot" means the Drug Substance produced in a single production run, which may be contained in one or more containers thereof.

      (dd) "Materials Invention" means any invention relating to the Compound Materials discovered or developed by Laureate, its employees, agents, consultants or contractors, solely or jointly with Medarex and/or Customer, in connection with the activities described in this Agreement or the Amended and Restated Medarex MTA.


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

      (ee) "Medarex" shall have the meaning set forth in the Recitals.

      (ff) "Media Fill" means a fill of bacteriological growth media into vials for validation purposes.

      (gg) "Modification" shall have the meaning set forth in Section 9.

      (hh) "Permitted Regulatory Authority" shall have the meaning set forth in
Section 7(b).

      (ii) "Person" means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof.

      (jj) "Process" means the production methods, purification processes and other know-how as provided by PharmAthene or Medarex pursuant to the Amended and Restated Medarex MTA for use by Laureate in the manufacture of Drug Substance and Drug Product from the Cell Line, and (ii) any modifications, enhancements or improvements to such methods or processes that may be made by Laureate, its employees, agents, consultants or contractors, solely or jointly with Customer, or Medarex from time-to-time.

      (kk) "Process Consumables" means raw materials, filters, membranes, disposable analytical test kits, tubing, filling needles, disposable bags, disposable glass/plasticware, cleaning supplies and other changeover parts consumed during the manufacture of Drug Substance or Drug Product.

      (ll) "Process Invention" means any invention relating to the Process discovered or developed by either Party or by Medarex (including each of its respective employees, agents, consultants or contractors, solely or jointly, in connection with the activities described in this Agreement or the Amended and Restated Medarex MTA.

      (mm) "Product-Dedicated Equipment" means equipment such as chromatography columns and resins and filters and filter housings that will be used by Laureate solely for the manufacture of Drug Substance or Drug Products pursuant to a Scope under this Agreement.

      (nn) "Product Invention" means any improvement or invention relating to the Compound (but excluding any Materials Invention or Process Invention) that is discovered by Laureate, its employees, agents, consultants or contractors, solely or jointly with Medarex and/or Customer, in connection with the activities described in this Agreement or the Amended and Restated Medarex MTA.

      (oo) "Program" means the services to be performed by Laureate for Customer as described in a particular Scope.

      (pp) "Quality Agreement" shall have the meaning set forth in Section 3(c).


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

      (qq) "Scope" means a detailed scope-of-work document entered into by the parties for the performance by Laureate of certain services on behalf of Customer relating to the Drug Substance, which shall be governed by, made part of, and be subject to this Agreement.

      (rr) "Specification" means the requirements for tests, analysis, test procedures and acceptable test results with which Drug Substance and, as applicable, Drug Product, raw materials and excipients shall conform as set forth in a Scope, as amended from time-to-time by the Parties.

      (ss) "Third Party" shall mean any party other than Customer or Laureate and their respective Affiliates.

Section 2. Scope of Work; Orders for Products.

      (a) From time to time, the parties will prepare and enter into detailed Scopes for the Program and mutually agree to the associated Service Fees for each Scope. The Scopes shall be prepared by Laureate under Customer's direction and shall be subject to the final approval of Customer and shall be attached as an Appendix 4 to this Agreement. The first Scope document is attached hereto as Appendix 4-1. Each additional Scope shall be sequentially numbered (i.e., Scope #2, Scope #3) and shall be attached as additional appendices and numbered as follows: Appendix 4-2, Appendix 4-3, etc. Laureate will perform the services for Customer in accordance with each executed Scope. Each Scope will specify the Program design, information desired, estimated duration of the Program, and all other matters pertinent to completion of the Program, and will be deemed to be a part of this Agreement and incorporated herein by reference. Scope #1 was prepared by Laureate under Customer's direction and approved by Customer. The Service Fees associated with Scope #1 are attached to this Agreement as Appendix 4-1, Section II - "Service Fees and Payment Schedule."

      (b) During the Term the parties will undertake the following procedures with respect to submitting forecasts and purchase orders for production runs under a Scope:

            (i) Within [***], Customer will submit to Laureate for acceptance a written forecast for the scheduling of the bioreactor runs described in Scope #1. Within [***] of acceptance of the foregoing forecast by Laureate (the "Scope #1 Forecast"), Customer will submit to Laureate a purchase order (and corresponding reservation fees) for all production runs scheduled to take place within the [***] of the Scope #1 Forecast. Customer will submit to Laureate additional purchase orders (and corresponding reservation fees), on a [***] basis, if additional production runs are scheduled to occur on the Scope #1 Forecast but are scheduled to take place more than [***] after the delivery of the Scope #1 Forecast, provided such production runs have not been canceled as permitted by Section 22 of this Agreement. Each subsequently submitted purchase order shall include production runs scheduled to take place within [***] of the date of the purchase order.

            (ii) Within [***] of the Effective Date, Customer shall, for Scope #2, submit to Laureate a written non-binding (except as set forth below), [***] rolling forecast setting forth the number of production runs of Drug Substance

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Customer reasonably believes it will require for each [***] during that period and the estimated timing for the delivery of those production runs of Drug Substance. Upon agreement by the Parties in writing, such forecast shall be deemed to be the initial forecast (the "Initial Forecast"). The Parties acknowledge that the Initial Forecast assumes the successful completion of [***] pursuant to Scope #1. If any consistency Lots are not completed successfully, as determined by Company in its reasonable discretion based on mutually agreed specifications for the consistency Lots, then the Initial Forecast shall be resubmitted by Customer to Laureate pursuant to this subsection (ii) and any [***] paid by Customer under the previously submitted [***], notwithstanding any other provision of this Agreement.

            (iii) At the time that the [***] is determined by the Parties, Customer shall also submit to Laureate a purchase order for the total number of production runs of Drug Substance for the [***], if any, and the requested delivery dates for such production runs of Drug Substance, which dates will be the same as the dates set forth in the [***].

            (iv) Customer will provide additional forecasts within [***] of the end of each calendar quarter during the period that the Scope is being performed, updating the information set forth in the Initial Forecast or any updated forecast (each, a "Forecast") for the [***] period following the completion of the first quarter of the immediately prior Forecast. For each additional Forecast, Laureate and Customer shall agree as to the delivery dates for production runs of Drug Substance not previously agreed to in a prior Forecast.

            (v) At the time that each Forecast (other than the Initial Forecast) is agreed to by Customer and Laureate, Customer shall also deliver a purchase order for production runs of Drug Substance for the [***] of the Forecast. For the avoidance of doubt, the purchase order for the [***] of each subsequently delivered Forecast will already have been submitted to Laureate with the prior period's Forecast.

Any purchase order submitted under clauses (i), (iii) and (v) above, shall be firm and binding on Laureate and Customer at the time that Laureate receives the reservation fee for such production runs (such reservation fee to be determined in accordance with the appropriate Appendix 4). The purchase price for any purchase order for production runs shall be determined in accordance with, and shall be payable at the times set forth in the appropriate Appendix 4.

Additionally, if [***] notifies Laureate (either pursuant to a notification by Customer or a solicitation by Laureate) that it intends to schedule a production run [***], then Laureate shall promptly provide Customer with [***]. The notice from Laureate to Customer shall include the specific production runs of Drug Substance [***]. Customer shall have five (5) business days from the receipt of the notice to notify Laureate [***], at which time, such notification shall require Customer to pay Laureate a reservation fee in the manner set forth below. Failure by Customer to notify Laureate within such five (5) business day period shall be deemed to be [***]. Within ten (10) days after such notification by Customer, Customer will provide Laureate with the corresponding reservation fees for the Conflicting Customer Production Runs. [***] Laureate shall act in good faith and with a reasonable belief with respect to the notices that it is

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obligated to Provide Customer under this paragraph and such notices shall be provided by Laureate to Customer via electronic mail to the Customer project manager and to a member of Customer's senior management to be identified by Customer. Reservation fees paid by Customer under this paragraph shall be nonrefundable except as provided by Section 22(c); provided that once Customer notifies Laureate of its request to have [***], Customer shall be required to pay such reservation fees to Laureate, in the manner set forth above.

      (c) Laureate shall consult with Customer in developing the Program design in a manner consistent with Laureate's current reasonable understanding of United States (the "US") regulatory guidelines, including cGMP. Provided that the Drug Product meets the Specifications in accordance with the terms of this Agreement (which Specifications may require compliance with cGMP), Laureate does not represent or warrant that any Program and/or any Program results will result in obtaining marketing approval for the Drug Product at the time of submission of the Program's results to such agencies.

      (d) Laureate's performance of the Program will be based on technical information provided by or for the Customer. This information will be incorporated by Laureate into Program documents (scale up plans, Batch Records, Specifications, etc.) that will be reviewed and approved by the Customer prior to use by Laureate. These Program documents will form the sole basis upon which manufacturing runs will be performed. Laureate makes no representations or warranties that the execution of the Program according to the Program documents will result in any specific quantity of Drug Product or Drug Substance. Until the successful production of three (3) consistency Lots of Drug Substance, Laureate makes no representations or warranties that the execution of the Program according to the Program documents will result in any specific quality of Drug Substance.

      (e) In addition to routine Program meetings, senior representatives of the Parties shall meet on an occasional basis or as necessary, the first meeting being no later than one (1) month from the Effective Date of a particular Scope, to review progress of the Program relative to the Scope and to agree on any necessary changes to the Scope. Any disagreement between the Parties concerning a Scope (including, without limitation, the failure of the Parties to agree upon any necessary changes to the Scope) shall be resolved in accordance with the dispute-resolution procedures set forth in Section 17 hereof.

Section 3. Program Performance.

      (a) Laureate shall provide the Facility, supplies, and staff necessary to complete the Program as provided in a particular Scope, as it may be modified as provided herein, in accordance with the terms of this Agreement. In the event of any conflict between the terms and provisions of this Agreement and a Scope, the terms of this Agreement shall control.

      (b) Laureate will appoint a Laureate representative (the "Program Manager") to be responsible for the completion of the Program pursuant to a Scope by Laureate. The Program Manager will coordinate performance of the Program with a representative designated by Customer (the "Customer Representative"), which representative shall have responsibility over all matters relating to performance of the Program on behalf of Customer. Unless otherwise agreed in a Scope, or mutually agreed to by the Parties, all communications between Laureate and the Customer regarding the conduct of the Program pursuant to a Scope shall be addressed to or routed through the Program

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Manager and Customer Representative. Laureate may, at its option, substitute the
Program Manager during the course of the Program, on the condition that the substitute Program Manager is reasonably acceptable to Customer. Customer may, at its option, substitute the Customer Representative during the course of the Program.

      (c) The parties have prepared and executed a detailed document ("Quality Agreement") specifying the quality and regulatory procedures and responsibilities of the parties hereunder with respect to the manufacture of Drug Substance and Drug Product.

Section 4. Program Materials.

      (a) Laureate acknowledges that the Cell Line has been provided to Laureate by Medarex under the Medarex MTA. Customer is responsible for providing Laureate with sufficient amounts of Cell Line as reasonably requested by Laureate. Under any Scope, Customer is responsible for providing Laureate with reference standards and other substances, with which to perform the Program as specified in a particular Scope, as well as all documentation and such other data as may be necessary for Laureate to perform the Program as specified in a particular Scope and to apprise Laureate of the stability of the Compound and Compound Materials, process characteristics, proper storage, and manufacturing and safety requirements including, without limitation, the Certificate of Analysis and/or Material Safety Data Sheet, as applicable, relating to the Cell Line and reference standards as specified in a relevant Scope.

      (b) Laureate shall procure the Compound, Filling Components, cell culture media, and Process Consumables for use in the Program and each manufacturing run all of which will comply with the Specifications. By written notice to Laureate, Customer may procure certain Filling Components specified in a Scope, such as media, resins, vials, overseals or stoppers. By written notice to Laureate from Customer, Laureate will procure and store, at Customer's sole cost and expense, materials, Filling Components, cell culture media, and Process Consumables in sufficient quantities to serve as "safety stock" for the completion of one 2000L production run. For clarity, the Parties acknowledge and agree that some materials described in this Section 4(b) may be obtained by Laureate from Medarex's supplier of media pursuant to written authorizations from Medarex to Laureate and from Medarex to its supplier of media, authorizing direct procurement by Laureate from Medarex's media supplier of media relating to the Program; copies of such authorizations attached hereto as Schedule 4(b).

      (c) Laureate shall procure any Product-Dedicated Equipment and pass through the costs to the Customer consistent with Section 8. For any Scope, Laureate will obtain the written consent of Customer prior to procuring any single piece of Product-Dedicated Equipment that costs $[***] or more, or multiple pieces of Product-Dedicated Equipment that cost more than [***], in the aggregate. By written notice to Laureate, Customer may procure and provide certain Product-Dedicated Equipment for use in the Program at its own expense. If Customer provides any Product-Dedicated Equipment to Laureate, such equipment shall be in good operating condition and free from all material defects and Contaminants. All right, title and interest in any Product-Dedicated Equipment

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shall be vested in Customer. Customer may file financing statements or other similar documentation in order to serve as notice or otherwise perfect its interest in any Product-Dedicated Equipment.

      (d) Upon completion of the Program, (i) the Product-Dedicated Equipment will be returned to the Customer, at the Customer's expense and (ii) any remaining samples of the Compound or other substances, documentation or data provided to Laureate will be returned, at the Customer's request, to Customer or retained by Laureate in compliance with applicable regulatory requirements or destroyed/disposed of by Laureate under written authorization from Customer.

Section 5. Use of Subcontractors.

      (a) Laureate reserves the right to employ subcontractors from time-to-time to undertake certain activities related to the Program. All such subcontractors will be pre- approved by Customer, in any case, and by Medarex, in the case that such subcontractor will perform activities relating to the Process or that require access to the Process, Process Inventions, Compound Materials, or Materials Inventions. All approved subcontractors for the Program will perform services under a separate written agreement. A list of the pre-approved subcontractors as of the Effective Date is attached hereto as Appendix 2. Laureate will use commercially reasonable efforts to have each written agreement with a subcontractor for the Program contain (i) obligations of confidentiality and non-use consistent with Section 10 of the Agreement, (ii) obligations regarding compliance with laws consistent with Sections 19(h), 19(i) and any Scope specific terms which are mutually agreed to by the Parties in writing, and
(iii) assignments, licenses or similar transfers of intellectual property rights to the extent any intellectual property rights are vested in the subcontractor as a result of performing services for Customer, in each case for the benefit of Customer (or, in the case of Materials Inventions, Process Inventions and the Process, for the direct benefit of Medarex). If Laureate's written agreements with its subcontractors do not contain these provisions or Laureate is not able to obtain written agreements, then Laureate will notify Customer prior to commencing work with that subcontractor and Laureate will not commence work with that subcontractor for the Program until Customer provides its consent, or in the case where such subcontractor will perform activities relating to the Process or such subcontractor requires access to the Process, Medarex also provides its consent. Customer will be responsible for obtaining Medarex's consent to use subcontractors other than those set forth on Appendix 2. Customer will be responsible for delays to the performance of the Program resulting from Customer unreasonably delaying, conditioning or hindering this consent. No subcontracting arrangement will relieve Laureate of its obligations under this Agreement, and Laureate shall remain primarily liable for the performance of all obligations delegated to any subcontractor, provided, however, that if a subcontractor agrees in writing that Customer is and shall be a third party beneficiary of the applicable service agreement(s) between Laureate and such subcontractor, with full right of enforcement, then Laureate shall not be liable for any breach of this Agreement by subcontractor.

      (b) Laureate will not be held responsible or liable for the performance of any Third Party retained directly by Customer or Medarex to perform services related to the Program, including, without limitation, distributors, consultants and testing entities.

      (c) Laureate acknowledges that it shall not transfer the Compound in a manner not permitted in the Amended and Restated MTA. Notwithstanding the foregoing, Medarex has provided Laureate with consent to transfer Compound to such pre-approved subcontractors as set forth on Schedule 5(c). In the event that Medarex revokes its consent to use such pre- approved subcontractors, Laureate shall not be responsible for any delays associated with obtaining such revocation.

Section 6. Compliance with Government Regulations.

      (a) Laureate will perform each Program in accordance with the Scope. Subject to paragraph (c) of this Section 6, Laureate will comply with applicable government regulatory requirements concerning cGMP appropriate to a particular Program.

      (b) Should such government regulatory requirements concerning cGMP applicable to the Program be changed or Customer requires Laureate to comply with regulatory requirements other than those of the United States, Laureate will comply with the new requirements or foreign requirements, as applicable, subject to the remaining terms of this Section 6(b). In the event that compliance with such new or foreign regulatory requirements necessitates, in the reasonable discretion of Laureate, a change in the Scope or the Program or the cost of the services provided by Laureate, Laureate will submit to Customer a revised technical and cost proposal for Customer's acceptance. This technical and cost proposal may take into account undue burden or interruption to Laureate's business. Unless the parties agree to a revised Scope or Program or cost structure, as the case may be, Laureate will not be obligated to continue to perform the Program as Customer has requested that it be revised.

      (c) In the event of a conflict in government regulations, Customer will designate, in writing, which regulations shall be followed by Laureate in its performance of the Program and shall hold Laureate harmless for following such written designation.

Section 7. Facility Visits, Audits and FDA Inspections.

      (a) Customer's representatives may visit the Facility at appropriate times consistent with the Program to observe the progress of the Program or to audit the Program subject to the limitations provided in Appendix 3 to this Agreement. In addition, Customer will use its reasonable efforts to include a right of audit by Laureate in all its agreements with sites, laboratories and analytical subcontractors used by Customer (except for Customer's contract manufacturers) or any Third Party analytical subcontractor engaged by Customer in connection with the Compound, Cell Line, the Drug Product, Drug Substance, Compound Materials and other materials provided by or on behalf of Customer to Laureate. The foregoing right to "audit by Laureate" may only be exercised to the extent Customer and Laureate agree that such audit is required to comply with applicable law, rule or regulation.

      (b) Laureate acknowledges and agrees that the FDA or the EMEA (each a "Permitted Regulatory Authority") may visit Laureate's Facility in accordance with this Section 7(b) and Appendix 3. If Customer believes or wishes to have any other regulatory authority having jurisdiction or oversight authority over a particular Program (each an "Additional Regulatory Authority") visit a Laureate Facility for the Program-related Visit (as defined herein), Customer shall provide Laureate with reasonable prior written notice and such Program-related

Visit may take place upon terms reasonably acceptable to Laureate. If Laureate permits the Program-related Visit by an Additional Regulatory Authority in accordance with the preceding sentence, then that Additional Regulatory Authority shall be considered a Permitted Regulatory Authority for the purposes of this Section 7(b). If a Permitted Regulatory Authority notifies a Party that it plans to visit Laureate's Facility or the facility of a subcontractor for any purposes related to the Program (a "Program-related Visit"), then that Party shall provide the other Party with notice thereof within [***] (or a shorter period, if possible) of receiving the notice from the Permitted Regulatory Authority. If the Permitted Regulatory Authority performs the Program-related Visit without notice, then the applicable Party shall provide the other Party with notice thereof within [***] of the Program-related Visit. Each Party shall also provide the other Party with copies (or summaries) of any written or oral inquiries by the Permitted Regulatory Authority concerning the Program, the Drug Substance or the Drug Product, subject to applicable confidentiality obligations. To the extent practicable, the Parties shall consult with one another in an effort to arrive at a mutually acceptable response to the Permitted Regulatory Authority. Each Party shall promptly furnish to the other Party any report or correspondence issued by or provided to any Permitted Regulatory Authority in connection with such Program-related Visit, redacted only of any information that is unrelated to the Program, Drug Substance or Drug Product, as the case may be, subject to any confidentiality obligation with respect to Laureate's or its Affiliate's or subcontractors. If prior notice of the Program-related Visit is provided, then Customer shall have the right to be present at Laureate's facility during that visit to the extent permissible by the Permitted Regulatory Authority.

      (c) Customer shall have the responsibility for communications with any Permitted Regulatory Authority and Additional Regulatory Authority relating to the Program. Laureate shall provide Customer in a timely manner, all information reasonably in its (or its Affiliate's) control concerning the Program reasonably necessary to meet Customer's regulatory obligations, at Customer's cost and expense, and Customer shall provide Laureate or its Affiliates, in a timely manner, all information reasonably in its control concerning the Program necessary to meet Laureate's or its Affiliates regulatory obligations.

      (d) Subject to the next to last sentence of subsection (b) above (i.e., Laureate's confidentiality obligations to its other customers), within forty-five (45) days following any inspection of Laureate's facility by a Permitted Regulatory Authority (in each case, an "Inspection"), Laureate shall provide Customer with [***]. Additionally, within [***] of the receipt by Laureate of the [***] referred to above, Laureate will provide Customer with [***], subject to Laureate's confidentiality obligations to third parties. In addition, Medarex and Customer agree that Laureate may provide [***] related to the Program in accordance with this Section 7(d) to customers of Laureate if requested by such customers.

Section 8. Compensation.

      Laureate shall be paid the development and service fees as set forth in a Scope (the "Service Fees") as specified in the applicable Appendix 4 to perform the services set forth therein, which Service Fees shall be subject to increase in accordance with the provisions of Section 9. Customer shall pay Laureate the

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                                      -11-
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Service Fees in accordance with the payment schedule set forth in the relevant
Scope. Laureate will invoice the Customer for Product-Dedicated Equipment purchased for the Program. An administrative fee equal to [***] of Laureate's actual cost of Product-Dedicated Equipment purchased for the Program will be added to Product-Dedicated Equipment invoices. Invoices containing charges related to Product-Dedicated Equipment shall be accompanied by supporting documentation, including Third Party invoices. Payments shall be wired to an account designated by Laureate and are due thirty (30) days from the date of receipt, except that the Service Fees' payments are due at the times indicated in the relevant Scope. For the purposes of this Section 8, if Laureate sends an invoice via electronic mail (e-mail), receipt shall be deemed to occur on the business day following the day such e-mail is transmitted by Laureate to the email addresses designated in Section 24 for the receipt of invoices. Late payments are subject to an interest charge of one percent (1%) per month.

Section 9. Change Orders.

      (a) The Service Fees are subject to a number of specific and general assumptions described in the particular Scope. The specific assumptions relate to each particular Scope and Program design and objectives, timing, capital expenditure requirements, if any, and other matters relating to the completion of the Program as set forth in a Scope (the "Program Assumptions"). Laureate also assumes that the Customer will cooperate and perform its obligations under the Agreement and Scope in a timely manner and to the extent reasonably consistent with similarly situated customers, that no event outside the reasonable control of Laureate will occur, including, without limitation, the events described in Section 20, and that there are no changes to any applicable laws, rules or regulations that materially affect the Program (the foregoing assumptions together with the Program Assumptions, collectively, the "Assumptions"). In the event that any of the Assumptions require material modification or the Program objectives cannot be achieved based on the Assumptions (each being, a "Modification") then the Scope may be amended as provided in paragraph (b) of this Section 9.

      (b) In the event a Modification is identified by the Customer or by Laureate, the identifying Party shall notify the other Party as soon as is reasonably possible. Laureate shall provide the Customer with a change order containing an estimate of the required adjustments to the Service Fees within [***] of receiving or delivering such notice (the "Change Order"). The Customer shall respond in writing to such Change Order promptly. If Customer does not approve such Change Order and has not terminated this Agreement, the relevant Scope and Program in accordance with Section 22, but wants the Program to be modified to take into account the Modification, then Customer and Laureate shall use commercially reasonable efforts to agree on a Change Order that is mutually acceptable. If in any way practicable in the context of the prospective change order, Laureate will continue to work on the Program during any such negotiations. Laureate shall not commence work with respect to a Change Order unless authorized in writing. Any disagreement between the Parties concerning a Change Order (including, without limitation, the failure of the Parties to agree upon a mutually acceptable Change Order) shall be resolved in accordance with the dispute-resolution procedures set forth in Section 17 hereof.

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Section 10. Confidential Information/Legal Proceedings.

      (a) Laureate will not disclose, without Customer's written permission, Customer Confidential Information to any Third Party or use any Customer Confidential Information for any purpose other than the performance of Programs under this Agreement. Notwithstanding the foregoing, Laureate may disclose Customer Confidential Information (i) to an Affiliate of Laureate that is under a similar obligation to keep such information confidential; (ii) to Medarex; or
(iii) to a subcontractor of Laureate that has been pre-approved pursuant to
Section 5(a) above and that is under a similar obligation to keep such information confidential. Laureate may also make disclosures of Customer Confidential Information to the extent required by any law, rule, regulation, order decision, decree, subpoena or other legal process to be disclosed; provided, that if such disclosure is required by law, Laureate will make all reasonable efforts to notify Customer as applicable, of this request promptly prior to any disclosure to permit Customer to oppose such disclosure by appropriate legal action and, in any event, will make only such disclosures as are necessary to comply with the applicable order. Additionally, if such disclosure is being made in connection with a filing with the Securities Exchange Commission, Laureate will use commercially reasonable efforts to obtain "confidential treatment" for the disclosure and to redact such information as Customer may reasonably request. The foregoing obligations of confidentiality and non-use will not apply with respect to any Customer Confidential Information that: (i) is or becomes publicly available other than as a result of a breach of this Agreement by Laureate; (ii) is disclosed to Laureate by a Third Party which Laureate reasonably believes is entitled to disclose it without restriction;
(iii) is already known to Laureate as shown by its prior written records other than through Customer; or (iv) is independently developed by Laureate without the use of Customer Confidential Information, as evidenced by contemporaneous written records.

      (b) Customer will not disclose, without Laureate's written permission, Laureate Confidential Information to any Third Party or use any Laureate Confidential Information for any purpose other than the performance of Programs under this Agreement. Notwithstanding the foregoing, Customer may disclose Laureate Confidential Information (i) to Medarex (provided that Medarex shall be required to keep such information confidential pursuant to the confidentiality agreement between Medarex and Laureate dated June 1, 2004) or to an Affiliate of Customer that is under a similar obligation to keep such information confidential; (ii) to the extent necessary, is required pursuant to a United States Government contract or grant; provided that Laureate shall be given reasonable prior notice of such disclosure; or (iii) to a subcontractor of Customer that has been pre-approved by Laureate and that is under a similar obligation to keep such information confidential. Customer may also make disclosures of Laureate Confidential Information to the extent required by any law, rule, regulation, order decision, decree, subpoena or other legal process to be disclosed; provided, that if such disclosure is required by law, Customer will make all reasonable efforts to notify Laureate of this request promptly prior to any disclosure to permit Laureate to oppose such disclosure by appropriate legal action and, in any event, will make only such disclosures as are necessary to comply with the applicable order. Additionally, if such disclosure is being made in connection with a filing with the Securities Exchange Commission, Customer will use commercially reasonable efforts to obtain "confidential treatment" for the disclosure and to redact such information as Laureate may reasonably request. The foregoing obligations of confidentiality and non-use will not apply with respect to any Laureate Confidential Information that: (i) is or becomes publicly available other than as a result of a breach of this Agreement by Customer; (ii) is disclosed to Customer by a Third Party which Customer reasonably believes is entitled to disclose it without restriction;
(iii) is already known to Customer as shown by its prior written records other than through Laureate; or (iv) is independently developed by Customer without the use of Laureate Confidential Information, as evidenced by contemporaneous written records.

      (c) Laureate will not transfer any Compound without Customer's written permission to any Third Party unless such transfer is to a pre-approved subcontractor, is consistent with the relevant Program and is permitted by the Amended and Restated Medarex MTA. Medarex acknowledges that it has provided its consent to transfer such Compound to pre-approved subcontractors as of June 13, 2007, pursuant to the written consent attached hereto as Schedule 5(c).

      (d) If Laureate shall be obliged to provide testimony or records regarding a particular Program in any legal or administrative proceeding, then Customer shall reimburse Laureate for its reasonable and documented out-of-pocket costs plus a reasonable hourly fee for its employees or representatives at Laureate's standard commercial rates.

      (e) Notwithstanding the provisions of subsection (b) above, Customer may only disclose standard operating procedures used by Laureate that are directly related to the Process, and the Batch Record to any party manufacturing Drug Substance or Drug Product on Customer's behalf, including (i) to Medarex, or
(ii) to a Third Party that needs to know such information to manufacture Drug Substance or Drug Product and that agrees to be bound by the provisions of subsection (b) with respect to such information and further agrees not to use the information for any other purpose.

Section 11. Work Product.

All work outputs (e.g., reports) under this Agreement and any Scope will be prepared on Laureate's standard format unless otherwise specified in the Scope.

Section 12. Inventions and Patents.

      (a) With respect to any Materials Invention, Process Invention, or Product Invention, Laureate shall comply with the provisions of Section 5(f) of the Amended and Restated Medarex MTA.

      (b) Laureate shall retain all rights to (i) any manufacturing methods and processes including, without limitation, any production, purification and aseptic filling processes, discovered or developed by Laureate prior to the effective date of the Medarex MTA ("Laureate IP"), (ii) any inventions, and enhancements, improvements, or modifications made by Laureate to the Laureate IP (but excluding any Materials Inventions, Process Inventions, or Product Inventions), and (iii) all scientific, technical, or other information that are generally applicable to the maintenance or operation of a manufacturing facility or operation of a manufacturing business and that are generated by Laureate as a result of performing the activities described in this Agreement (including any enhancements, modifications or improvements thereto) ("Laureate Know-How"). Customer acknowledges that all Laureate IP and Laureate Know-How is vested in Laureate and, except as expressly set forth in Article 12 of this Agreement or in Section 5(i) of the Amended and Restated Medarex MTA, Customer shall not have at any time any right, title, license or interest in or to such Laureate IP or Laureate Know-How.

      (c) Laureate hereby grants to Customer a [***].

      (d) To the extent requested by Customer, Laureate shall provide reasonable technology transfer assistance services to Customer in the event that Customer transfers the services provided hereunder by Laureate to a third party manufacturer. Customer shall compensate Laureate for these transfer assistance services as follows: (i) services shall be performed on a [***] basis at Laureate's standard rates, (ii) the cost of reasonable third party out of pocket expenses incurred by Laureate in performing those services; and (iii) a mutually agreed upon and commercially reasonable technology transfer fee for work not covered by the fees charged under subsection (i) above, if such work is requested by Customer. If this Agreement is terminated by Laureate pursuant to
Section 22(e), then [***]:

                                      [***]

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Section 13. Independent Contractor.

      Laureate shall perform each Program as an independent contractor of Customer and shall have complete and exclusive control over its Facility, equipment, employees and agents. Nothing in this Agreement or other arrangements for which it is made shall constitute Laureate, or anyone furnished or used by Laureate in the performance of the Program, as an employee, joint venture, partner, or servant of Customer. Laureate also agrees that it shall not have any rights to receive any employee benefits such as health insurance and accident insurance, sick leave or vacation as are in effect generally for employees of Customer. Laureate will not enter into any agreements or incur obligations on behalf of Customer nor commit Customer in any other manner without prior written consent from a duly authorized officer or representative of Customer.

Section 14. Insurance.

      (a) Laureate agrees to maintain standard insurance policies covering the Drug Product, Compound and Product-Dedicated Equipment while under control and care of Laureate, during the performance of any Program, including general liability insurance in the amount of [***] Dollars (US $[***]) per occurrence and [***] Dollars (US $[***]) in the aggregate. Customer agrees to maintain (i) general liability insurance in the amount of [***] Dollars (US $[***]) per occurrence and [***] Dollars (US $[***]) in the aggregate and (ii) clinical trial insurance in the amount of [***] Dollars (US $[***]) per occurrence and [***] Dollars (US $[***]) in the aggregate covering the Cell Line, Drug Substance, Drug Product and Compound or any harm caused by the Cell Line, Drug Substance, Drug Product and Compound, and to name Laureate as an additional insured under such policy at no cost to Laureate. Upon the commencement of the commercial manufacturing or supply of the Drug Product, Customer will have the appropriate levels of insurance which are customary to cover the Cell Line, Drug Substance, Drug Product and Compound or any harms caused by the Cell Line, Drug Substance, Drug Product and Compound, and to name Laureate as an additional insured under such policy at no cost to Laureate; provided that in no event will such insurance levels be less than [***] Dollars (US $[***]) per occurrence and [***] Dollars (US $[***]) in the aggregate. Customer further agrees to provide Laureate with a Certificate(s) of Insurance issued to Customer for an insurance policy or policies directed to the aforementioned insurance coverage, in which Laureate is named as an additional insured.

      (b) Prior to the delivery of the Drug Substance, Drug Product, or Compound under Section 15(a) below, Laureate shall [***]. If the Drug Substance, Drug Product or Compound is lost due to any reason other than a Laureate Failure, then Customer shall bear the risk of loss therefore.

      (c) Prior to the delivery of the Drug Substance, Drug Product, or Compound under Section 15(a) below. Laureate shall [***]. If the Drug Substance, Drug Product or Compound is lost due to destabilization, then Customer shall bear the risk of loss therefore, unless the destabilization is due to Laureate's negligence or intentional misconduct.

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Section 15. Shipping; Risk of Loss; Inspection.

      (a) Laureate shall package for shipment Drug Substance, Drug Product, samples or other Compound in accordance with Customer's written instructions and at the Customer's expense, including the procurement of reasonable insurance. Laureate shall not knowingly ship any Drug Substance, Drug Product, samples or other Compound that do not conform to the Specifications. Delivery of Drug Substance, Drug Product, samples or other materials by Laureate will be F.C.A. (Incoterms 2000) the Facility and Customer shall bear all packaging, shipping and insurance charges as per Appendix 5. Subject to the provisions of Section 14(b) above, title and risk of loss shall transfer to Customer on transfer to carrier at the Facility.

      (b) Each shipment of Drug Substance or Drug Product shall be accompanied by quality assurance documents as required under the Quality Agreement, including a Certificate of Analysis and/or Material Safety Data Sheet, as applicable, attesting to the compliance of each Batch with Specifications for each of the Drug Substance and Drug Product as set forth in the relevant Scope. Customer shall carry out appropriate visual inspection of the shipment, as well as any other analysis which Customer may deem appropriate or necessary, upon receipt. Should it occur that any of the Drug Substance, Drug Product or corresponding samples do not meet the stated Specifications, Customer shall, as soon as possible and in any case within [***], give notice in writing to Laureate specifying in detail the claimed non-conforming characteristics of the shipment. In the absence of Customer's notification within the said term, Customer shall be deemed to have accepted such Drug Substance or Drug Product, samples or other Compound. Should Laureate agree that such Drug Substance or Drug Product does not meet the approved Specifications or it is determined that the Specifications are not met under the last sentence of this subsection (b), and provided that Customer demonstrates that the Drug Substance, Drug Product or related samples has been properly handled and stored after delivery, Laureate shall [***] such Drug Substance or Drug Product and shall use commercially reasonable efforts to make replacement Drug Substance or Drug Product as soon as practicable (i.e., Laureate shall use its best efforts to promptly reschedule production of Drug Substance or Drug Product for Customer [***]. Regardless, in no event shall Laureate [***] following the date that the Drug Substance or Drug Product was identified as not meeting Specifications (the "Identification Date"), provided that in the case of a Disputed Defect (as defined below), Laureate shall not be required to commence such manufacturing in [***]. Should Laureate not be in agreement with Customer's claim of defect (a "Disputed Defect"), a sample of the alleged defective Drug Substance or Drug Product shall be submitted to an agreed upon independent laboratory and the decision of such laboratory shall be final and binding for both Laureate and Customer and the corresponding expense will be paid by the party found to be in error.

      (c) Laureate shall retain representative samples of Drug Product and Filled Products solely for record keeping, testing and regulatory purposes.

Section 16. Default.

      (a) If Laureate is in default of its obligations under this Agreement or any Scope, then Customer shall promptly notify Laureate in writing of any such

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                                      -17-
default. Laureate shall have a period of [***] from the date of receipt of such notice within which to cure such default, or if the default is not capable of being cured within such [***] period, then Laureate shall have commenced actions to cure the default within such period and shall have an [***] to cure the default. If, however, the default renders a production run unusable, then Laureate shall, at Customer's option, either [***]. If Laureate shall fail to cure such default within the specified cure period or repeat the Program, as the case may be, then the particular Scope and/or this Agreement shall, at Customer's option, immediately terminate. In the event that Customer chooses the remedy specified in this Section 16(a)(l) or Section 16(a)(2), then such remedy shall be Customer's sole and exclusive remedy for Laureate's default hereunder and Laureate's liability to Customer shall be subject to the limitations set forth in Section 18(e).

      (b) If Customer is in default of its material obligations under this Agreement or any Scope, Laureate shall promptly notify Customer in writing of any such default. Customer shall have a period of [***] from the date of receipt of such notice within which to cure such default; provided, that, if Customer fails to cure such breach within the specified cure period, then the particular Scope and/or this Agreement shall, at Laureate's option, immediately terminate. Notwithstanding the cure period specified in the preceding sentence, if Customer fails to make any payment to Laureate within the time period specified in a Scope, Laureate may, in its discretion, suspend performance of the relevant Program until Laureate receives such outstanding payment.

Section 17. Dispute Resolution.

      (a) In the event any dispute shall arise between the Customer and Laureate with respect to any of the terms and conditions of this Agreement, a Scope or the Program, then senior executives of the Customer and Laureate shall meet (in person or telephonically) as promptly as practicable after notice of such dispute (but in no event more than 7 business days after) to resolve in good faith such dispute.

      (b) If the Customer and Laureate are unable to satisfactorily resolve the dispute, then such dispute shall be finally settled by arbitration in accordance with this Section 17. The arbitration will be held in the State of New York, and except as noted below, shall be conducted in accordance with the rules of the American Arbitration Association (or such successor organization) by two (2) arbitrators appointed, one by each Party. If the arbitrators appointed cannot agree on the resolution of the dispute within [***] after the dispute is submitted to them, they shall thereupon appoint a third arbitrator, and if they fail to agree upon a third arbitrator within [***] after a deadlock is declared by either arbitrator, a third arbitrator will be appointed by the American Arbitration Association (or such successor organization) upon the request of either arbitrator. The arbitrators shall have no authority to vary from or ignore the terms of this Agreement or the relevant Scope and shall be bound by controlling law. Finally, the Parties may seek judicial intervention for emergency relief, such as restraining orders and injunctions where appropriate.

      (c) Any decision by the initial two (2) arbitrators or the third arbitrator and either one of the initial two (2) arbitrators shall be binding upon the Parties and may be entered as final judgment in any court having

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                                      -18-
jurisdiction. The cost of any arbitration proceeding shall be borne by the Parties as the arbitrators shall determine if the Parties have not otherwise agreed. The arbitrators shall render their final decision in writing to the Parties.

Section 18. Indemnification; Limitation of Liability.

      (a) Laureate shall indemnify Customer, their respective Affiliates and their respective officers, directors and employees from any loss, cost, damage or expense (a "Loss") from any lawsuit, action, claim, demand, assessment or proceeding (a "Claim") to the extent arising from or related to (i) personal injury to Program participants or to any employee of Customer or its Affiliates or property damage arising or occurring during the conduct of the Program as a result of Laureate's gross negligence or intentional misconduct; (ii) Laureate's breach of any of the representations, warranties or covenants (including [***]) contained in this Agreement or a Scope; (iii) the gross negligence or intentional misconduct or wilfull omission of Laureate in the performance of its obligations under this Agreement or a Scope related to the Program; or (iv) the infringement by Laureate of any patents or other intellectual property rights vested in any Third Party to the extent arising from Laureate Know-How or Laureate IP; provided, that, if such Loss or Claim arises in whole or in part from any circumstance for which Customer is required to indemnify Laureate pursuant to Section 18(b) below, then the amount of the Loss that Laureate shall indemnify Customer for pursuant to this Section 18 shall be reduced by an amount in proportion to the percentage of Customer's responsibilities for such Loss as determined in accordance with Section 17 or in a binding settlement between the Parties.

      (b) Customer shall indemnify Laureate and Laureate's Affiliates and their respective officers, directors, employees and agents (the "Laureate Group") from any Loss from any Claim to the extent arising from or related to (i) personal injury or property damage to a participant in the Program, any employee of the Laureate Group or any Third Party directly or indirectly caused by the Cell Line, Compound, Product-Dedicated Equipment, Process Consumables, cell culture media, Drug Product, Drug Substance or the Program except to the extent the injury or damage was due to Laureate's failure to follow any applicable U.S. laws, regulations, or guidelines, or the applicable Scope, Specifications, or Laureate SOPs; (ii) the harmful or otherwise unsafe effect of the Compound, Process Consumables, cell culture media, Drug Product or Drug Substance including, without limitation, a Claim based upon Customer's or any other person's use, consumption, sale, distribution or marketing of any substance, including the Compound, Process Consumables, cell culture media, the Drug Substance or the Drug Product; (iii) the negligence, gross negligence or intentional misconduct or wilfull omission of Customer in the performance of its obligations under this Agreement or a Scope related to the Program; (iv) Customer's breach of any of the representations, warranties or covenants contained in this Agreement or a Scope, (v) a breach of the representation set forth in Section 19(a) if that representation was affirmatively stated [***], or
(vi) breaches or the representations set forth in Sections 19(c) and (d) if those representations were affirmatively stated and without [***]; provided, that, if such Loss or Claim arises in whole or in part from any circumstance for which Laureate is required to indemnify Customer pursuant to Section 18(a) above, then the amount of such Loss that Customer shall indemnify the Laureate Group for pursuant to this Section 18 shall be reduced by an amount in proportion to the percentage of Laureate's responsibilities for such Loss as determined in accordance with Section 17 or in a binding settlement between the Parties.

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                                      -19-

      (c) Customer assumes full responsibility and liability for any and all direct damages to Laureate in the event that the handling of Cell Line, Compound, Compound Materials, Process Consumables, cell culture media, Drug Product or Drug Substance on its premises, or the use of the Product-Dedicated Equipment, in accordance with Laureate SOP, a Scope and the terms of this Agreement results in contamination of equipment, facilities, personnel or Third Parties by noxious, toxic, infectious, and/or corrosive agents (collectively, "Contaminants") in the Cell Line, Compound, Compound Materials, Process Consumables, cell culture media, Drug Product, Drug Substance or associated materials, as initially received by Laureate, and to the extent that said contamination can be conclusively determined to have arisen from such materials, wherein infectious agents refers to any microbiological or viral agents of infection, including but not limited to bacteria, fungae, mycoplasmas, prions, and viruses. To the extent that any contamination of equipment, facilities, personnel or Third Parties results from Laureate's negligence or failure to follow its SOP or the terms of this Agreement or a Scope, then Laureate will assume full responsibility and liability for any such direct damages, provided, however, that Laureate's conduct in this regard had an effect that contributed materially to the contamination or its consequences. Laureate agrees to use commercially reasonable efforts to mitigate any direct damages in the event of a contamination incident caused by Compound, Compound Materials, Process Consumables, cell culture media, Drug Products, Drug Substance or associated materials.

      (d) Upon receipt of notice of any Claim that may give rise to a right of indemnity from the other Party hereto, the Party seeking indemnification (the "Indemnified Party") shall give written notice thereof to the other Party (the "Indemnifying Party"), of the Claim for indemnity within thirty (30) days of receiving such notice. Such Claim for indemnity shall indicate the nature of the Claim and the basis therefore. Promptly after a claim is made for which the Indemnified Party seeks indemnity, the Indemnified Party shall permit the Indemnifying Party, at its option and expense, to assume the complete defense of such Claim, provided, that, (i) the Indemnified Party will have the right to participate in the defense of any such Claim at its own cost and expense; (ii) the Indemnifying Party will conduct the defense of any such Claim with due regard for the business interests and potential related liabilities of the Indemnified Party; and (iii) the Indemnifying Party will, prior to making any settlement, consult with the Indemnified Party as to the terms of such settlement. The Indemnifying Party will not, in defense of any such Claim, except with the consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect thereof. After notice to the Indemnified Party of the Indemnifying Party's election to assume the defense of such Claim, the Indemnifying Party shall only be liable to the Indemnified Party for such reasonable legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof at the request of the Indemnifying Party. As to those Claims with respect to which the Indemnifying Party does not elect to assume control of the defense, the Indemnifying Party shall be liable for all reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense thereof and the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense at the Indemnifying Party's own cost and expense, and will not settle or otherwise dispose of any of the same without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

      (e) Limitations on Total Liability of Laureate.

            (i) Consequential Damages Waiver. EXCEPT AS OTHERWISE SET FORTH IN
SECTION 18(C) OR TO THE EXTENT RESULTING FROM A BREACH OF SECTION 10, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING IN CONNECTION WITH THIS AGREEMENT, A SCOPE OR ANY DOCUMENTS OR APPENDICES RELATED THERETO. Except in the case of [***], in no event shall Laureate's maximum liability under this Agreement for all claims (whether or not brought by Third Parties), whether in connection with a warranty claim, an indemnity claim, a combination thereof, or otherwise and whether arising under contract, warranty, tort (including negligence), strict liability, product liability, a combination thereof, or any other theory of liability or indemnification [***]. The limitations of liability reflect the allocation of risk between the parties. The limitations specified in this Section 18(e) will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

            (ii) Product Loss. By way of clarification, Laureate's aggregate liability resulting from the loss, destabilization, alteration or contamination of Drug Product of a particular Batch in crude or purified form as a result of Laureate's breach of this Agreement or a Scope, failure to comply with Master Batch Record or negligence, wherein such Drug Product is lost, destabilized, altered or contaminated such that it cannot be used in clinical trials or cannot be placed into commerce, shall not exceed the Service Fees to be received by Laureate with respect to the Batch giving rise to the liability in question.

            (iii) For purposes of the limitations set forth in Section 18(e)(i) above, direct damages shall be deemed to include all third party damages, including consequential or incidental damages, for which the arbitrators, in accordance with Section 17 or a court of law or other governing tribunal or agency, determines a party to be responsible and/or liable.

Section 19. Representations, Warranties and Covenants.

      (a) Customer hereby represents and warrants to Laureate that prior to the first commercial sale of Drug Product, Customer shall have legal title and/or a valid license to the Cell Line, Process, Compound, Compound Materials, Drug Product and Drug Substance (with rights to allow Laureate to perform the Services hereunder) and that Laureate's performance of the Program (including its use of the Process) will not violate or infringe on the patents, industrial property rights, trade secrets, trademarks, tradenames, servicemarks, copyrights or any other intellectual property rights of any Third Party. Customer further represents and warrants that prior to the commencement of any Program under this Agreement it shall be entitled to supply Cell Line, Compound, Compound Materials, Drug Product, Drug Substance and Customer Confidential Information to Laureate.

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                                      -21-

      (b) Customer will notify Laureate immediately if Customer knows or should know that it is no longer entitled through Medarex or directly to supply the Cell Line, Compound, Compound Materials, process patents, Drug Products, Drug Substance, any other materials and/or the Customer Confidential Information to Laureate or that the use by Laureate of such materials and/or information infringes or is alleged to infringe any rights (including any intellectual or industrial property rights) vested in any Third Party.

      (c) To the best of Customer's knowledge, it hereby represents and warrants to Laureate that the Customer has performed testing to assure itself reasonably that the Compound, Compound Materials, Cell Line, Drug Substance and Drug Product are safe and stable and are and will be in compliance with all federal, state and local laws and regulations required for use, distribution and testing of such materials and that such materials pose no environmental risk. Customer hereby represents and warrants to Laureate that the Process has been operated by Medarex in a manner that can be consistently reproduced at the scale of a 35 liter bioreactor.

      (d) To the best of Customer's knowledge, it hereby represents to Laureate that any technical or regulatory information or documentation supplied by Customer or on its behalf to Laureate (including, but not limited to, process details, analytical methods, Specifications, development reports, technology transfer documents, plans, engineering documents and other documents) and required for execution of the Program is accurate and suitable for its intended use in all material respects.

      (e) Each Party hereby represents and warrants to the other Party that it has full power and authority to enter into, deliver and perform its obligations under this Agreement, and it has taken all action required to authorize the execution and delivery of this Agreement and to consummate the transactions contemplated hereby, and the person signing this Agreement on behalf of such Party has been duly authorized to act on behalf of and to bind such Party.

      (f) Laureate warrants and represents that (i) each Program will be performed in accordance in with standard industry custom, (ii) it will use all commercially reasonable efforts to achieve the estimated deadlines for the Program, (iii) the Drug Product will meet the Specifications set forth in the Program at the time of delivery to Customer, and (iv) after applicable regulatory approval of the Process and the Drug Product, Laureate will not knowingly ship Drug Substance to Customer that is considered to be adulterated or misbranded, within the meaning of the U.S. Food, Drug & Cosmetics Act, or any comparable U.S. laws, rules or regulations as a result of any act or omission of Laureate, unless Customer has authorized Laureate in writing to do so.

      (g) Laureate warrants and represents that (i) it has never been, is not currently, and during the term of this Agreement will not become, a Debarred Entity and (ii) to the best of its knowledge no Debarred Entity or Debarred Individual, including any subcontractors or third parties, will perform any services on the Customer's behalf. In the event that Laureate becomes aware of FDA investigations of, or debarment proceedings against, Laureate or any Person performing the Program, Laureate will immediately notify the Customer of any such circumstances during the term of this Agreement.

      (h) Laureate represents and warrants that the services provided pursuant to this Agreement shall be in compliance with all applicable laws in the United States.

      (i) Customer is a holder of U.S. Government contracts and is subject to certain additional statutory, regulatory, and contract requirements by virtue thereof. If this Agreement is issued under a U.S. Government prime contract or a subcontract under a U.S. Government prime contract, Laureate agrees to use commercially reasonable efforts to comply with all statutory, regulatory, and contract requirements applicable to the prime contract or subcontract, copies of which shall be furnished to Laureate.

      (j) THE EXPRESS WARRANTIES OF LAUREATE SET FORTH IN SECTIONS 19 OF THIS AGREEMENT AND THE CERTIFICATIONS REGARDING THE FEDERAL ACQUISITION REGULATIONS SET FORTH IN THE APPLICABLE SCOPE ARE IN LIEU OF ALL CONDITIONS, WARRANTIES AND STATEMENTS IN RESPECT OF THE PROGRAM AND/OR THE DRUG PRODUCT, WHETHER EXPRESS OR IMPLIED BY STATUTE, CUSTOM OF THE TRADE OR OTHERWISE INCLUDING ANY SUCH CONDITION, WARRANTY OR STATEMENT RELATING TO THE DESCRIPTION OR QUALITY OF THE DRUG PRODUCT UPON COMPLETION OF LAUREATE'S SERVICES, ITS FITNESS FOR A PARTICULAR PURPOSE OR USE UNDER ANY CONDITIONS, WHETHER OR NOT KNOWN TO LAUREATE, AND THAT ANY SUCH CONDITION, WARRANTY OR STATEMENT IS EXCLUDED FROM THIS AGREEMENT.

Section 20. Force Majeure.

      Either Party shall be excused from performing its respective obligations under this Agreement or any Scope if its performance is delayed or prevented by any event beyond such Party's reasonable control, including, but not limited to, acts of God, fire, explosion, weather, disease, war, terrorism, insurrection, civil strife, riots, government action, or power failure, provided that such performance shall be excused only to the extent of and during such disability. Any time specified for completion of performance under a Scope falling due during or subsequent to the occurrence of any or such events shall be automatically extended for a period of time reasonably necessary to recover from such disability. Laureate will promptly notify Customer if, by reason of any of the events referred to herein, Laureate is unable to meet any such time for performance specified in a Scope and will, upon written request from Customer, but at Customer's sole cost and expense, repeat that part of the Program affected by the disability. If the event of force majeure continues for a period greater than ninety (90) days, then the unaffected Party may terminate this Agreement immediately by notice in writing to the affected Party.

Section 21. Use of Names.

      Subject to the prior approval of the other party (such approval not to be unreasonably withheld), each party shall be permitted to use the name and logo of the other Party in the "promotion of its business." The promotion of a Party's business means use in (i) sales and marketing materials, (ii) web sites, and (iii) other customary promotional business uses agreed to by the Parties. Neither party shall issue a press release or make any other public statement regarding this Agreement without the prior written consent of the other party; provided, however, disclosures to the United States Securities Exchange Commission shall be governed by Sections 10(a) and 10(b), as applicable.

Section 22. Term; Termination.

      (a) Unless earlier terminated in accordance with the other provisions of this Agreement, this Agreement shall commence on the Effective Date and shall continue in full force and effect until December 31, 2017. [***]:

            (i) [***];

      (b) For purposes of clarification, reservation fees are not refundable and are not creditable toward the termination payments indicated above and will be forfeited by Customer in addition to the termination payments indicated above, except that [***].

      (c) [***]

      (d) Notwithstanding anything to the contrary contained in this Agreement, Customer may terminate this Agreement at any time, with or without cause, effective upon written notice to Laureate of not less than [***]. If Customer terminates this Agreement pursuant to the foregoing sentence, Customer shall [***].

      (e) Notwithstanding anything to the contrary contained in this Agreement, Laureate may terminate this Agreement [***], effective upon written notice to Customer of not less than [***]. Upon issuance of such termination notice, Laureate will solely be required to complete any production runs for which a reservation fee has been paid for a then-current Program, wind down any then-current Programs under which there is a current supply of Drug Product, and to provide the technology transfer assistance services pursuant to Section 12(d), but shall not be required to begin any new or additional Programs or enter into any additional Scopes unless such Scope or Program can be completed within such [***] period.

      (f) Either party shall have the right to immediately terminate this Agreement, effective upon written notice of such termination, in the event that:
(i) voluntary or involuntary proceedings by or against the other party are instituted in bankruptcy under any insolvency law, (ii) a receiver or custodian is appointed for the other party, (iii) proceedings are instituted by or against the other party for corporate reorganization or dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, (iv) the other party makes an assignment for the benefit of creditors, or (v) substantially all of the assets of the other party are seized or attached and not released within sixty (60) days thereafter.

      (g) The termination of this Agreement for any reason shall not relieve either Party of its obligation to the other Party for obligations in respect of
(i) compensation for services performed (Sections 8, 9 and 22 and pursuant to any effective Scope) (ii) confidentiality and non-use of information (Section
10), (iii) work product (Section 11), (iv) inventions and patents (Section 12),
(v) insurance (Section 14), (vi) indemnification (Section 18), and (vii) consents for advertising purposes and publications (Section 23).

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                                      -24-

Section 23. Assignment; Third Party Beneficiary.

      (a) This Agreement or any Scope entered into hereunder may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party (or, in the case of assignment by Laureate, the prior written consent of Customer); provided, however, either Party may, without such consent, assign this Agreement or any Scope entered into hereunder (i) in connection with the transfer or sale of all or substantially all of the assets of such Party or, in the case of Customer, its rights to the Cell Line, Drug Substance or Drug Product; (ii) in the event of the merger or consolidation of a Party hereto with another company, except in the case of a merger or consolidation of Laureate with a competitor of Customer; (iii) to any Affiliate of the assigning Party; or
(iv) to Medarex, in the case of Customer. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement and any existing Scopes, provided however that if Customer assigns this Agreement or a Scope to an Affiliate, the Customer shall continue to remain obligated under this Agreement. [***]

      (b) The parties acknowledge and agree that Medarex is an intended third party beneficiary of provisions in this Agreement applicable to Medarex and, accordingly, will be entitled to full right of enforcement of such provisions.

Section 24. Notice.

      All notices to be given as required in the Agreement shall be in writing and may be delivered personally, or mailed either by a reputable overnight carrier with required receipt signature or certified mail, postage prepaid to the Parties at the addresses set forth above or at such other address as either Party may provide by written notice to the other Party in accordance with the provisions of this Section 24. Such notice shall be effective: (i) on the date sent, if delivered personally or by facsimile (receipt of which is confirmed);
(ii) the date after delivery if sent by overnight carrier; or (iii) on the date received if sent by certified mail.

             If to Customer:

             PharmAthene, Inc.
             175 Admiral Cochrane Drive, Suite 101
             Annapolis, MD 21401
             Attn: David P. Wright, President and Chief Executive Officer
             Telefax: (410)571-8927

             with a copy to:

             Elizabeth Mackessy-Lloyd
             Contracts Manager
             PharmAthene, Inc.
             175 Admiral Cochrane Drive, Suite 101
             Annapolis, MD 21401

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                                      -25-

             If an invoice is to be delivered by email to:

             Ms. Maxine Berritt (accounts payable): berrittm(q)pharmathene.com Ms. Penny Schnell (accounts payable): schnellp@pharmathene.com

             If to Laureate:

             Laureate Pharma, Inc.
             201 College Road East
             Princeton, NJ 08540
             Attn: Robert J. Broeze, Ph.D., President & Chief Executive Officer
             Telefax: (609)520-3963

             With a copy to:
             Safeguard Scientifics, Inc.
             800 The Safeguard Building
             435 Devon Park Drive
             Wayne, PA 19087
             Attn: Legal Department
             Fax: (610)975-0261

Section 25. Choice of Law.

      This Agreement, any Scopes entered into hereunder, and all matters arising directly or indirectly hereunder, shall be governed by, and construed in accordance with the laws of the State of New York.

Section 26. Headings.

      The heading of each paragraph of this Agreement is for descriptive purposes only and shall not be deemed to modify or qualify any of the provisions, rights, or obligations set forth in this Agreement.

Section 27. Waiver/Severability.

      No waiver of any provision of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or be construed as a further or continuing waiver of any such provision, or of any other provision or condition of this Agreement. The invalidity of any portion of this Agreement shall not affect the validity, force or effect of the remaining portions of this Agreement. If it is ever held that any provision hereunder is too broad to permit enforcement of such provision to its fullest extent, such provision shall be enforced to the maximum extent permitted by law.

Section 28. Entire Agreement; Modification/Counterparts.

      (a) This document (and any Scope and Appendices attached hereto) sets forth the entire Agreement between the Parties hereto with respect to the performance of any Program by Laureate for Customer and as such, supersedes all prior and contemporaneous negotiations, agreements, representations, understandings, and commitments with respect thereto and shall take precedence over all terms, conditions and provisions on any purchase order form or form of order acknowledgment or other document purporting to address the same subject matter, except that if there is any conflict between the terms of this Agreement and the Quality Agreement, the Quality Agreement shall govern; provided, however, that the Amended and Restated Medarex MTA and the confidentiality agreement between Laureate and Medarex dated June 1, 2004 and the LOI; will continue in full force and effect in accordance with its terms. This Agreement and any Scope shall not be waived, released, discharged, changed or modified in any manner except by an instrument signed by the duly authorized officers of each of the Parties hereto, which instrument shall make specific reference to this Agreement and any Scope and shall express the plan or intention to modify same. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In the event of any conflict between this Agreement, as it may be modified as provided herein, and a Scope, the terms of this Agreement shall control. For purposes of execution, facsimile signatures shall be deemed originals.

      (b) This Agreement becomes effective and binding on both Parties as of the Effective Date. Should terms contained herein be at variance with the terms and conditions specified in Customer's written acceptance, then the terms and conditions contained herein take precedence.

                            (signature page follows)

                                         LAUREATE PHARMA, INC.


                                         By: /s/Robert J. Broeze
                                             -----------------------------------
                                             Robert J. Broeze, Ph.D
                                             President & Chief Executive Officer

                                         PHARMATHENE, INC.


                                         By: /s/David P Wright
                                             -----------------------------------
                                             David P. Wright
                                             President & Chief Executive Officer